Exhibit 7.14

COLLATERAL AGREEMENT

For value received, and in consideration of one or more loans, letters of credit or other financial accommodations (including, without limitation, entry into derivative or foreign exchange transactions) extended by JPMORGAN CHASE BANK, N.A. or any of its subsidiaries or affiliates (the “Bank”), to CLAYTON WILLIAMS PARTNERSHIP, LTD. (the “Obligor”, and, if more than one, collectively, the “Obligor”), the undersigned and the Bank agree as follows:

1.             Definitions.

“Account Assets” means all Deposits, Securities, securities entitlements and any other assets held in trust, or in any custody, subcustody, safekeeping, investment management accounts, or other accounts of the undersigned with the Bank or any other custodian, trustee, Intermediary or Clearing System (all of which shall be considered “financial assets” under the UCC).

“Account Control Agreement” means a securities account control agreement or other similar agreement with any Intermediary and shall specifically include any master securities account control agreement among the Bank and any of its affiliates, as amended from time to time.

 “Clearing System” means the Depository Trust Company (“DTC”), Cedel Bank, societe anonyme, the Euroclear system and such other clearing or safekeeping system that may from time to time be used in connection with transactions relating to or the custody of any Securities, and any depository for any of the foregoing.

“Collateral” means:  (i) the Deposits, Securities and Account Assets that are listed on Exhibit A; (ii) all additions to, and proceeds, renewals, investments, reinvestments and substitutions of, the foregoing, whether or not listed on Exhibit A; and (iii) all certificates, receipts and other instruments evidencing any of the foregoing.

“Deposits” means the deposits of the undersigned with the Bank or with any other Intermediary (whether or not held in trust, or in any custody, subcustody, safekeeping, investment management accounts, or other accounts of the undersigned with the Bank or any other Intermediary).

“Independent Collateral Requirement” means, with respect to any transaction of the type listed in Exhibit B hereto, the amount set forth in Exhibit B hereto in respect of such transaction.

“Intermediary” means (i) any party acting as a financial intermediary or securities intermediary, including, without limitation, affiliates of the Bank that are parties to any Account Control Agreement from time to time.

“ISDA Master Agreement” means any Master Agreement (Multicurrency – Cross Border) (“1992 Master Agreement form”) or any 2002 Master Agreement (“2002 Master Agreement form”) entered into or deemed entered into, now or hereafter, between the Bank and the Obligor, as may be amended, supplemented, or otherwise modified from time to time.

“Liabilities” means indebtedness, obligations and liabilities of any kind of the Obligor or of the undersigned to the Bank, now or in the future, absolute or contingent, direct or indirect, joint or several, due or not due, arising by operation of law or otherwise, and costs and expenses incurred by the Bank in connection with the Collateral, this Agreement or any Liability Document (including, without limitation, as of any date, the amount, if any, determined by the Bank that would be payable to the Bank by the Obligor in accordance with the provisions of Section 6(e)(i)(4) in the case of the 1992 Master Agreement form or Section 6(e)(i) in the case of the 2002 Master Agreement form, in each case as though such date were an Early Termination Date in respect of all Transactions outstanding under the ISDA Master Agreement, the Obligor were the Defaulting Party and, in the case of 1992 Master Agreement form, notwithstanding whether Loss or Market Quotation is the applicable payment measure, Loss were the applicable payment measure (terms used in this parenthetical that are not otherwise defined in this Agreement have the meanings set forth in the applicable form of ISDA Master Agreement)).

“Liability Document” means any instrument, agreement or document evidencing, governing, or executed or delivered in connection with the Liabilities.

“Securities” means the stocks, bonds and other instruments and securities, whether or not held in trust or in any custody, subcustody, safekeeping, investment management accounts or other accounts of the undersigned with the Bank or any other Intermediary and securities entitlements with respect to the foregoing.

“UCC” means the Uniform Commercial Code in effect in the State of New York.  Unless the context otherwise requires, all terms used in this Agreement which are defined in the UCC will have the meanings stated in the UCC.

2.             Grant of Security Interest.

As security for the payment of all the Liabilities, the undersigned pledges, transfers and assigns to the Bank and grants to the Bank a security interest in and right of setoff against, the Collateral and hereby agrees to be bound by the terms of any Account Control Agreement among the Bank and its affiliates, as amended from time to time.

3.             Agreements of the Undersigned and Rights of the Bank.

The undersigned agrees as follows and irrevocably authorizes the Bank to exercise the rights listed below, at its option, for its own benefit, either in its own name or in the name of the undersigned, and appoints the Bank as its attorney-in-fact to take all action permitted under this Agreement.

(a)           Deposits:  The Bank may:   (i) renew the Deposits on terms and for periods the Bank deems appropriate; (ii) demand, collect, and receive payment of any monies or proceeds due or to become due under the Deposits; (iii) execute any instruments required for the withdrawal or repayment of the Deposits; and (iv) in all respects deal with the Deposits as the owner; provided that, as to (ii) through (iv), until the occurrence of a Default (as defined below), the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement or diminish its operational control over Collateral.

(b)           Securities:  The Bank may: (i) transfer to the account of the Bank any Securities whether in the possession of, or registered in the name of, any Clearing System or held otherwise; (ii) transfer to the account of the Bank with any Federal Reserve Bank any Securities held in book entry form with any such Federal Reserve Bank; and (iii) transfer to the name of the Bank or its nominee any Securities registered in the name of the undersigned and held by the Bank and complete and deliver any necessary stock powers or other transfer instruments; provided that until the occurrence of a Default, the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement or diminish its operational control over Collateral, or if such Securities are held in a custody, investment management or similar account.

The undersigned grants to the Bank an irrevocable proxy to vote any and all Securities and give consents, waivers and ratifications in connection with those Securities upon and after the occurrence of a Default.

All payments, distributions and dividends in securities, property or cash shall be paid directly to and, at the discretion of the Bank, retained by the Bank and held by it, until applied as provided in this Agreement, as additional Collateral;  provided that until the occurrence of a Default, interest on Deposits and cash dividends on Securities paid in the ordinary course will be paid to the undersigned.

(c)           General:   The Bank may, in its name, or in the name of the undersigned:  (i) execute and file financing statements under the UCC or any other filings or notices necessary or desirable to create, perfect or preserve its security interest, all without notice (except as required by applicable law and not waivable) and without liability except to account for property actually received by it; (ii) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any item of the Collateral (but shall be under no obligation to do so); (iii) make any notification (to the issuer of any certificate or Security, or otherwise, including giving any notice of exclusive control to the Intermediary) or take any other action in connection with the perfection or preservation of its security interest or any enforcement of remedies, and retain any documents evidencing the title of the undersigned to any item of the Collateral; and (iv) issue entitlement orders with respect to any of the Collateral.

The undersigned agrees that it will not file or permit to be filed any termination statement with respect to the Collateral or any financing or like statement with respect to the Collateral in which the Bank is not named as the sole secured party, consent or be a party to any Account Control Agreement to which the Bank is not also a party or sell, assign, or otherwise dispose of, grant any option with respect to, or pledge, or otherwise encumber the Collateral; provided, however, that until the occurrence of a Default, the undersigned may buy and sell Collateral subject to the other provisions of this Agreement, including but not limited to, Section 4.  At the request of the Bank the undersigned agrees to do all other things which the Bank may deem necessary or advisable in order to perfect and preserve its security interest, perfection and operational control and to give effect to the rights granted to the

Bank under this Agreement or enable the Bank to comply with any applicable laws or regulations.  Notwithstanding the foregoing, the Bank does not assume any duty with respect to the Collateral and is not required to take any action to collect, preserve or protect its or the undersigned’s rights in any item of the Collateral.  The undersigned releases the Bank and agrees to hold the Bank harmless from any claims, causes of action and demands at any time arising with respect to this Agreement, the use or disposition of any item of the Collateral or any action taken or omitted to be taken by the Bank with respect thereto.  The undersigned releases each Intermediary and agrees to hold each Intermediary harmless from any claims, causes of action and demands at any time arising with respect to any instruction made by Bank to any Intermediary purporting to be made under this Agreement or any Account Control Agreement, it being understood that no Intermediary shall have any duty to investigate Bank’s right to issue any such instruction or any other matter related to any such instruction.

The rights granted to the Bank pursuant to this Agreement are in addition to the rights granted to the Bank in any custody, investment management, trust, Account Control Agreement or similar agreement.  In case of conflict between the provisions of this Agreement and of any other such agreement, the provisions of this Agreement will prevail.

4.             Loan Value of the Collateral.

The undersigned agrees that at all times the sum of the amount of the Liabilities plus the aggregate amount of any Independent Collateral Requirements may not exceed the aggregate Loan Value of the Collateral.  The undersigned will, at the Bank’s option, either supplement the Collateral or make, or cause to be made, any payment under the Liabilities to the extent necessary to ensure compliance with this provision or the Bank may liquidate Collateral to the extent necessary to ensure compliance with this provision.   “Loan Value” means the value assigned by the Bank from time to time, in its sole reasonable discretion, to each item of the Collateral.  The Loan Value of the Collateral that consists of Clayton Williams Energy, Inc., stock shall be zero at any time during which the trading price or the bid price (whichever is lower) of the stock is less than $15.00 per share.  The Bank retains the right to determine the eligibility of the Collateral.

5.             Currency Conversion.

For calculation purposes, any currency in which the Collateral is denominated (the “Collateral Currency”) will be converted into the currency of the Liabilities (the “Liability Currency”) at the spot rate of exchange for the purchase of the Liability Currency with the Collateral Currency quoted by the Bank at such place as the Bank deems appropriate (or, if no such rate is quoted on any relevant date, estimated by the Bank on the basis of the Bank’s last quoted spot rate) or another prevailing rate that the Bank deems more appropriate.

6.             Representations and Warranties.

The undersigned represents and warrants (which representations and warranties will be deemed to be repeated by the undersigned on each date on which a transaction governed by the ISDA Master Agreement is entered into and on which Collateral is transferred to the Bank) that:

(a)           this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity;

(b)           the execution, delivery and performance by the undersigned of this Agreement and all other documents contemplated hereby, do not and will not (i) conflict with or constitute a breach of, or default under, or require any consent which has not been received under, or, except as contemplated hereby, result in the creation of any lien, charge or encumbrance upon the property or assets of the undersigned pursuant to any other agreement or instrument to which the undersigned is a party or is bound or by which its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Federal Reserve Board), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the undersigned;

(c)           no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity is required as a condition to or in connection with the due and valid execution, delivery and performance by the undersigned of this Agreement;

(d)           there are no actions, suits, investigations or proceedings pending or threatened at law, in equity, in arbitration or by or before any other authority involving or affecting:  (i)  the undersigned that, if adversely determined, are likely to have a material adverse effect on the prospects or condition of the undersigned; (ii) any material part of the assets or properties of the undersigned or any part of the Collateral; or (iii) any of the transactions contemplated in this Agreement.  There are currently no material judgments entered against the undersigned and the undersigned is not in default with respect to any judgment, writ, injunction, order, decree or consent of any court or other judicial authority, which default is likely to have or has had a material adverse effect on the prospects or condition of the undersigned;

(e)           in the event the undersigned is not an Obligor, in executing and delivering this Agreement the undersigned has (i) without reliance on the Bank or any information received from the Bank and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Obligor, the Obligor’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Obligor or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Obligor on a continuing basis information concerning the Obligor and the Bank has no duty to provide to the undersigned any such information; (iii) full and complete access to the Liability Documents and any other documents executed in connection with the Liability Documents; (iv) not relied and will not rely upon any representations or warranties of the Bank not embodied herein or any acts heretofore or hereafter taken by the Bank (including but not limited to any review by the Bank of the affairs of the Obligor), and (v) determined that this Agreement will benefit the undersigned directly or indirectly;

(f)            it is duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) it is governed solely in accordance with the Amended and Restated Agreement of Limited Partnership dated as of March 1, 1995, as amended (the “Partnership Agreement”), (iii) it has delivered to the Bank a true, complete and accurate copy of the Partnership Agreement, together with all amendments or modifications thereto, and (iv) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, all of which are in furtherance of its purposes and necessary to the conduct of its business;

(g)           the undersigned is the sole owner of the Collateral and the Collateral is free of all encumbrances except for the security interest in favor of the Bank created by this Agreement;

(h)           as to Deposits and Account Assets, the undersigned has not withdrawn, canceled, been repaid or redeemed all or any part of any Deposits or Account Assets other than in compliance with this Agreement and there is no such pending application; and

(i)            as to Securities, the Securities have been duly authorized and are fully paid and non-assessable, there are no restrictions on pledge of the Securities by the undersigned nor on sale of the Securities by the Bank (whether pursuant to securities laws or regulations or shareholder, lock-up or other similar agreements) and the Securities are fully marketable by the Bank as pledgee, without regard to any holding period, manner of sale, volume limitation, public information or notice requirements.

7.             Default.

Each of the following is an event of default (“Default”):

(i)  any sum payable on any of the Liabilities is not paid when due; (ii) any representation and warranty of the undersigned or any party liable on or for any of the Liabilities (including but not limited to the Obligor, a “Liability Party”) in this Agreement or in any Liability Document shall prove to have been incorrect in any material respect on or after the date hereof; (iii) the undersigned or any Liability Party fails to perform or observe any term, covenant, or condition under this Agreement or under any Liability Document; (iv) any indebtedness of the undersigned or any Liability Party or interest or premium thereon is not paid when due (whether by scheduled maturity, acceleration, demand or otherwise); (v) the undersigned or any Liability Party: (a) is generally not, or is unable to, or admits in writing its inability to, pay its debts as its debts become due; (b) makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets; (c) commences any proceeding under any law relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation; (d) has any such petition filed, or any such proceeding has been commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of 30 days; (e) has a receiver, custodian or trustee appointed for all or a substantial part of its property; or (f) takes any action effectuating, approving or consenting to any of the events described in this section (v); (vi) the undersigned or any Liability Party shall die, dissolve or for any reason cease to be in existence or merge or consolidate; or if the undersigned or any Liability Party is a partnership, limited liability partnership or limited liability company, any general partner, partner or member, respectively, shall die, dissolve or for any reason cease to be in existence or cease to be a partner or member, as the case may be, or shall merge or consolidate; (vii) the undersigned or any Liability Party is involved in a proceeding relating to, or which may result in, a forfeiture of all or a substantial part of the undersigned’s or any Liability Party’s assets or a material judgment is entered against the undersigned or any Liability Party; (viii) there is, in the opinion of the Bank, a material adverse change in the business, prospects or financial condition of the undersigned or any Liability Party; or (ix) an Event of Default with respect to the Obligor has occurred and is continuing or an Early Termination Date has occurred or been designated as a result of an Event of Default with respect to the Obligor notwithstanding whether any such Event of Default would otherwise constitute a Default under subparts (i) through (viii) of this Section 7 (the terms Event of Default and Early Termination Date as used in this subpart (ix) have the respective meanings set forth in the ISDA Master Agreement).

8.             Remedies.

On a Default, the Bank will have the rights and remedies under the UCC and the other rights granted to the Bank under this Agreement and may exercise its rights without regard to any premium or penalty from liquidation of any Collateral and without regard to the undersigned’s basis or holding period for any Collateral.

The Bank may sell in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at the price as the Bank deems best, for cash or on credit or for other property, for immediate or future delivery, any item of the Collateral, at any broker’s board or at public or private sale, in any reasonable manner permissible under the UCC (except that, to the extent permissible under the UCC, the undersigned waives any requirements of the UCC) and the Bank or anyone else may be the purchaser of the Collateral and hold it free from any claim or right including, without limitation, any equity of redemption of the undersigned, which right the undersigned expressly waives.

The Bank may also, in its sole discretion: (i) convert any part of the Collateral Currency into the Liability Currency;  (ii) hold any monies or proceeds representing the Collateral in a cash collateral account in the Liability Currency or other currency that the Bank reasonably selects; (iii) invest such monies or proceeds on behalf of the undersigned; and (iv) apply any portion of the Collateral, first, to all costs and expenses of the Bank, second, to the payment of interest on the Liabilities and any fees or commissions to which the Bank may be entitled, third, to the payment of principal of the Liabilities, whether or not then due, and fourth, to the undersigned.

The undersigned will pay to the Bank all expenses (including attorneys’ fees and legal expenses incurred by the Bank and the allocated costs of its in-house counsel) in connection with the exercise of any of the Bank’s rights or obligations under this Agreement or the Liability Documents.  The undersigned will take any action requested by the Bank to allow it to sell or dispose of the Collateral.  Notwithstanding that the Bank may continue to hold Collateral and regardless of the value of the Collateral, the applicable Liability Party will remain liable for the payment in full of any unpaid balance of the Liabilities.

9.             Jurisdiction.

To the maximum extent not prohibited by applicable law, the undersigned hereby irrevocably: (i) submits to the jurisdiction of any New York state or United States federal court sitting in New York City over any action or proceeding arising out of this Agreement;(ii) agrees that all claims in respect of such action or proceeding may be held and determined in such New York state or federal court;  (iii) agrees that any action or proceeding brought against the Bank may be brought only in a New York state or United States federal court sitting in New York county;  (iv) consents to the service of process in any such action or proceeding in either of said courts by mailing thereof by the Bank by registered or certified mail, postage prepaid, to the undersigned at its address specified on the signature page hereof, or at the undersigned’s most recent mailing address as set forth in the records of the Bank; and (v) waives any defense on the basis of inconvenient forum.

The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit or proceeding in such state.  Nothing herein shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the undersigned or its property in the courts of any other jurisdiction.

10.           Waiver of Jury Trial.

THE UNDERSIGNED AND THE BANK EACH WAIVE ANY RIGHT TO JURY TRIAL.

11.           Notices.

Unless otherwise agreed in writing, notices may be given to the Bank and the undersigned at their telecopier numbers (confirmed by telephone to their telephone numbers) or addresses listed on the signature page of this Agreement, or such other telecopier (and telephone) number or addresses communicated in writing by either party to the other.  Notices to the Bank are effective on receipt.

12.           Unconditional Obligations.

If the undersigned is not an Obligor, the undersigned’s obligations under this Agreement are absolute and unconditional irrespective of:  (a) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Liability Documents or the Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Liability Document or the Liabilities; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any item of the Collateral, for all or any of the Liability Documents or the Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Liability Document or the Liabilities; (d) without being limited by the foregoing, any lack of validity or enforceability of any Liability Document or the Liabilities; and (e) any other defense, setoff or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Liability Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Obligor or a guarantor.

13.           Miscellaneous.

(a)           As used herein, the term undersigned shall include all signatories hereto, if more than one.  In such event, the obligations, representations and warranties of the undersigned hereunder shall be joint and several.  This Agreement shall be binding on the undersigned and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that the undersigned may not delegate any of its obligations hereunder without the prior written consent of the Bank.

(b)           No amendment or waiver of any provision of this Agreement nor consent to any departure by the undersigned will be effective unless it is in writing and signed by the undersigned and the Bank and will be effective only in that specific instance and for that specific purpose.  No failure on the part of the Bank to exercise, and no delay in exercising, any right will operate as a waiver or preclude any other or further exercise or the exercise of any other right.

(c)           The rights and remedies in this Agreement are cumulative and not exclusive of any rights and remedies which the Bank may have under law or under other agreements or arrangements with the undersigned or any Liability Party.

(d)           The provisions of this Agreement are intended to be severable.  If for any reason any provision of this Agreement is not valid or enforceable in whole or in part in any jurisdiction, that provision will, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without in any manner affecting the validity or enforceability in any other jurisdiction or the remaining provisions of this Agreement.

(e)           The undersigned hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Collateral and any other notices and demands, whether or not relating to those instruments.

(f)            This Agreement is governed by and construed according to the law of the State of New York, without regard to the conflict of laws principles, and with the laws of the United States of America as applicable.

(g)           This Agreement constitutes a Credit Support Document under the ISDA Master Agreement in respect of the Obligor.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has signed this Agreement as of this              day of October, 2005.

ACCEPTED:

JPMorgan Chase Bank, N.A.

By:
Name:
Title:

Address for notices to the Bank:

JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.
345 Park Avenue	300 Crescent Street, 4th Floor
New York, New York 10154-1002	Dallas, Texas 75201
Attn: Private Banking	Attn: David Sweezey
Telecopier: (212) 464-2505	Telecopier: (214) 758-2152
Telephone: (212) 464-0930	Telephone: (214) 758-2240

With a copy to:

JPMorgan Chase Bank, N.A.

270 Park Avenue, 41st Floor

New York, New York 10017-2070

Attention:  Legal Department – Derivatives Practice Group

Telecopier:  (212) 270-3625

CLAYTON WILLIAMS PARTNERSHIP, LTD.

By CWPLCO, Inc., its General Partner

By:
Clayton W. Williams, Jr.
Its: President

Address for notices:

6 Desta Drive, Suite 6500

Midland, TX  70705

Telecopier:

Telephone:

EXHIBIT A

DESCRIPTION OF THE COLLATERAL

1.  Deposits

Type of	Location
Deposit	(NY,	Account,
(CD, TD,	IBF-NY,	Contract or
etc.)	etc.)	Certificate No.

2.  Stocks, Bonds and Other Instruments and Securities

Nature of Security		Number of	Certificate
or Obligation	Name of Issuer	Units	Number (if applicable)

Common Stock	Clayton Williams Energy, Inc.	600,000	CW5285

Common Stock	Clayton Williams Energy, Inc.	323,999	CW5735

3.  All Assets Held or To Be Held in the Following Custody or Subcustody Accounts, Safekeeping Accounts, Investment Management Accounts and/or other account with Intermediary:

Account Number	(If Collateral is not held by the Bank or its affiliates, CONSULT LEGAL, Control Agreement required, and enter Name of Legal Entity holding Collateral here)

EXHIBIT B

“Independent Collateral Requirement” means, with respect to any transaction between the Bank and the Obligor, the amount as specified in writing for such transaction by the Bank to the Obligor or the undersigned; provided, however, that if the transaction is governed by the ISDA Master Agreement and an amount is not so specified, then the Independent Collateral Requirement shall be 20% of the Notional Amount (as defined in the definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) that are applicable to such transaction) for such transaction; provided, further, that:

(i) if such transaction is an FX Transaction or Currency Option Transaction, the Independent Collateral Requirement shall be 10% of the USD amount involved in such transaction (provided, however, that if there is no USD amount involved in such a transaction, then 10% of the USD equivalent, as determined by the Bank in good faith, of the amount payable to the Bank at any time under such transaction (for this purpose, all Currency Option Transactions will be treated as Deliverable Currency Option Transactions and the amount payable to the Bank is determined on the basis that such Currency Option Transaction will be exercised)) (terms used in this subpart (i) and not otherwise defined in this Agreement have the meanings set forth in the 1998 FX and Currency Option Definitions as published by ISDA, the Emerging Market Traders Association and The Foreign Exchange Committee),

(ii) if such transaction is an Equity Option, the Independent Collateral Requirement shall be 30% of the Notional Amount of such transaction if a Notional Amount is involved and otherwise 30% of the product of the Strike Price times the Option Entitlement (if any) times the Number of Options of such transaction (terms used in this subpart (ii) and not otherwise defined in this Agreement have the meanings set forth in the 1996 Equity Derivatives Definitions as published by ISDA),

(iii) if such transaction is a transaction involving a Commodity, the Independent Collateral Requirement shall be an amount equal to 40% times the highest Notional Quantity for a Calculation Period (or if there is only one Calculation Period, the Total Notional Quantity) times the Specified Price on the Trade Date of such transaction (terms used in this subpart (iii) and not otherwise defined in this Agreement have the meanings set forth in the 1993 Commodity Derivatives Definitions, as supplemented by the 2000 Supplement to the 1993 Commodity Derivatives Definitions, as published by ISDA), and

(iv) if such transaction is a Swap Transaction, the Independent Collateral Requirement shall be 10% of the Notional Amount (provided, however, that if there is more than one Notional Amount, then 10% of the Notional Amount applicable to the Obligor) (terms used in this subpart (iv) and not otherwise defined in this Agreement have the meanings set forth in the 2000 ISDA Definitions as published by ISDA).

Except as otherwise provided, if any transaction involves more than one Notional Amount, the higher value will apply for purposes of this calculation.  If in any case the relevant amount is not expressed in USD, the USD equivalent thereof, as determined by the Bank, shall be applicable for the purposes of determining the Independent Collateral Requirement.